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SUBLICENSE AGREEMENT BETWEEN SPE AND PHILIPS

This Sublicense Agreement Between SPE and Philips (“Agreement”) is dated and made effective as of February 3, 2011 (the “Effective Date”) by and between ECL7, LLC, a Delaware LLC, (“SPE” or “ECL7”) and Koninklijke Philips Electronics N.V., a company duly incorporated under the laws of The Netherlands, having its registered office in Eindhoven, The Netherlands and Philips Medical Systems Nederland B.V., a private company with limited liability and a Philips Healthcare company, having its registered office and its principal place of business at Veenpluis 4-6, 5684 PC, Best, The Netherlands (acting jointly and severally and hereinafter individually and collectively referred to as “Philips”). SPE and Philips are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Luna Innovations Incorporated, a Delaware corporation, together with Luna Technologies, Inc., a Delaware corporation (acting jointly and severally, individually and collectively) (“Luna”) and Hansen Medical, Inc., a Delaware corporation (“Hansen”) entered into that certain License Agreement Between Hansen and Luna (“Hansen-Luna Agreement”), with an effective date of January 12, 2010, in which, among other things, Luna granted a license to Hansen to certain intellectual property related to fiber optic shape sensing or localization technologies.

WHEREAS, Hansen and Philips entered into that certain License Agreement between Hansen and Philips (“Hansen-Philips Agreement”), with a signing date of February 3, 2011, setting forth the terms and conditions governing, among other things, the grant of a license from Hansen to Philips to practice under the patents and other intellectual property related to FOSSL Technology in certain medical fields.

WHEREAS, as a necessary precondition of Philips obtaining the sublicense relating to the Licensed Luna IP, the SPE was formed and established as a Delaware limited liability company pursuant to that certain Limited Liability Company Agreement of ECL7, LLC.

WHEREAS, Hansen assigned and conveyed to SPE the Hansen-Luna Agreement in that certain Assignment and License Agreement between Hansen and ECL7 dated as of February 3, 2011 (“SPE-Hansen Agreement”).

WHEREAS, the Parties desire for SPE to sublicense certain rights relating to the SDOF Medical Robotics Field, Non Robotic Medical Devices Field, Orthopedics Field, Vascular Non-Robotic Field and Endoluminal Non-Robotic Field, which the SPE has acquired under the assigned Hansen-Luna Agreement, to Philips such that Philips can fully exercise such rights as described in the Hansen-Philips Agreement in accordance with the terms and conditions of the Hansen-Luna Agreement and this Agreement.

WHEREAS, the Parties acknowledge and agree that this Agreement refers to and references the Hansen-Luna Agreement and that such references are solely for convenience and ease of reference. It is the intent of the Parties that this Agreement is and shall remain separate and independent from the Hansen-Luna Agreement.

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NOW, THEREFORE, in view of the terms and conditions described below and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definitions

Unless otherwise defined in this Agreement and solely for ease of reference and convenience, initially capitalized words and phrases shall have the meanings given to them in the Hansen-Philips Agreement, and such terms shall be incorporated herein by reference.

2.	License Grants

2.1 Sub-License of Luna IP. SPE shall pass-through to Philips and its present and future Affiliates rights SPE acquired from Hansen under the SPE-Hansen Agreement, which were granted to Hansen by Luna under the Hansen-Luna Agreement dated January 12, 2010 in the Licensed Fields solely to the extent expressly set forth herein. Accordingly, SPE hereby grants as follows:

2.1.1 SDOF Medical Robotics Field. Subject to the terms and conditions of this Agreement and the provisions in Section 2.l(a) (and other applicable sections) of the Hansen-Luna Agreement, SPE hereby grants to Philips and its present and future Affiliates as the sole sublicensee of SPE (except with respect to sublicenses for Hansen Products) a nonexclusive, worldwide, transferable (subject to Section 6.3 of the Hansen-Luna Agreement and Section 15 of this Agreement) sublicense under the Licensed Luna IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Products, in each case solely within the SDOF Medical Robotics Field. With respect to Products other than [***] shall not, during the term of this Agreement, grant rights under the [***] to any [***] within the [***] without [***]. To be clear, the foregoing covenant shall not be read or interpreted to limit or otherwise restrict in any way [***] ability to grant rights under the [***] for [***] within the [***].

2.1.2 Non-Robotic Medical Devices Field. Subject to the terms and conditions of this Agreement and the provisions in Section 2.l(b) (and other applicable sections) of the Hansen-Luna Agreement, SPE hereby grants to Philips and its present and future Affiliates, as the sole sublicensee of SPE, a nonexclusive, worldwide, transferable (subject to Section 6.3 of the Hansen-Luna Agreement and Section 15 of this Agreement) sublicense under the Licensed Luna IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Products, in each case solely within the Non-Robotic Medical Devices Field (which includes, for the avoidance of doubt, the Colonoscopy Non-Robotic Field). [***] shall not, during the term of this Agreement, grant rights under the [***] to any [***] within the [***] without [***].

2.1.3 Orthopedics Field; Vascular Non-Robotic Field. Subject to the terms and conditions of this Agreement and the provisions in Section 2.l(c) (and other applicable

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sections) of the Hansen-Luna Agreement, SPE hereby grants to Philips and its present and future Affiliates, as the sole sublicensee of SPE, an exclusive, worldwide, transferable (subject to Section 6.3 of the Hansen-Luna Agreement and Section 15 of this Agreement) sublicense (with the right to sublicense through one or multiple tiers) under the Licensed Luna IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Products, in each case solely within the Orthopedics Field and the Vascular Non-Robotic Field (i.e., Naked Sublicenses within such fields are allowed). Notwithstanding the foregoing, the license granted in this Section 2.1.3 shall be nonexclusive with respect to any Licensed Luna IP that constitutes “Intuitive New Intellectual Property” as defined in the Intuitive-Luna Agreement.

2.1.4 Endoluminal Non-Robotic Field. Subject to the terms and conditions of this Agreement and the provisions in Section 2.1(d) (and other applicable sections) of the Hansen-Luna Agreement, SPE hereby grants to Philips and its present and future Affiliates, as the sole sublicensee of SPE, an exclusive, worldwide, transferable (subject to Section 6.3 of the Hansen-Luna Agreement and Section 15 of this Agreement) sublicense (with the right to sublicense through one or multiple tiers) under the Licensed Luna IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Products in each case solely within the Endoluminal Non-Robotic Field (i.e., Naked Sublicenses within the Endoluminal Non-Robotic Field are allowed). Notwithstanding the foregoing, the license granted in this Section 2.1.4 shall be nonexclusive with respect to any Licensed Luna IP that constitutes “Intuitive New Intellectual Property” as defined in the Intuitive-Luna Agreement.

2.1.5 Clarification Regarding Nonexclusive Sublicense Rights. To be clear, subject to the terms of the Hansen-Luna Agreement and Section 10 of this Agreement, SPE retains all rights to enforce the Licensed Luna IP in the SDOF Medical Robotics Field and the Non-Robotic Medical Devices Field, without any obligations whatsoever to Philips with respect to enforcement in such fields. For the avoidance of doubt, SPE shall have the same obligations as Hansen under Article 12 of the Hansen-Philips Agreement.

2.2 NASA IP. SPE hereby grants to Philips the option to obtain a [***] sublicense under the NASA IP within the scope of the licenses granted to Philips in Section 2.1 above, exercisable by written notice to SPE during the term of the Agreement and subject to NASA’s prior written consent. SPE shall use good faith efforts to obtain the consent of NASA; however, to be clear, SPE shall have no obligation hereunder to obtain such consent of NASA (and the failure to obtain such consent of NASA shall not be a breach of this Agreement). If NASA provides its written consent to the foregoing proposed sublicense under the NASA IP, after exercise of the foregoing option by Philips, the NASA IP shall be automatically included within the Licensed Luna IP at no additional cost other than as set forth in this Agreement, and the following shall apply to any portion of the Licensed Luna IP that is NASA IP:

2.2.1 The sublicense to the NASA IP granted by SPE to Philips under this Agreement shall be subject to and consistent with the terms and conditions of the NASA

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License, including any rights retained by the United States Government as provided for in Section 2.4 of the NASA License.

2.2.2 The sublicense to the NASA IP granted by SPE to Philips under this Agreement will automatically terminate upon the revocation or termination of the NASA License.

2.2.3 Notwithstanding anything to the contrary in Section 2 of this Agreement, the sublicense to the NASA IP granted by SPE to Philips under this Agreement is [***]. However, notwithstanding the [***] nature of such a sublicense, SPE agrees to grant [***] under the [***] to any [***] in the [***] as part of the Licensed Luna IP as set forth in Section 2.1 of this Agreement.

2.2.4 If NASA provides its written consent for the grant of the sublicense to the NASA IP from SPE to Philips under this Agreement, such consent does not extend to any other Third Party referenced herein or to any subsequent sublicense grants by Philips of the NASA IP hereunder (which further sublicensing is subject to the consent of NASA in accordance with the NASA License).

2.2.5 The sublicense of the NASA IP hereunder is subject to [***] provided for in [***] as well as the associated reporting requirements set forth in the NASA License. The Parties acknowledge that as of the Effective Date such [***] consist of [***] of certain products and services in accordance with Section [***]. [***] agrees to [***] attributable to its practice of the [***] hereunder and to comply with the corresponding reporting requirements. If permitted by NASA and SPE provides Philips with the instructions therefor, [***] shall directly [***] on a timely basis. Otherwise, [***] within [***] days [***] (or within such other period of time as may be agreed upon by the Parties in writing). In the event that Philips fails to fulfil its obligations under this Section 2.2.5 to [***], then Philips agrees to inform SPE that it has failed to do so. Upon such notice, SPE may, at its option, [***] for the purpose of maintaining the agreement, subject to a [***].

2.2.6 Notwithstanding anything to the contrary herein, Section 6 of this Agreement does not apply to the [***].

2.2.7 If Philips assigns this Agreement in accordance with Section 15 of this Agreement, Philips acknowledges that NASA will be provided with notice thereof and a copy of the underlying assignment (it being understood that redactions may be made in respect of any other assets being assigned thereby or any other confidential aspects except to the extent required by the NASA License). Philips shall provide SPE with a notice and a copy of such assignment so that SPE may provide NASA with such items.

2.2.8 For the avoidance of doubt, this Agreement does not modify the NASA License, the NASA License remains in full force and effect in its entirety, and the terms and conditions of the NASA License are in no way modified or superseded by this Agreement

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2.3 Covenant Not to Sue. For the avoidance of doubt, SPE hereby covenants to Philips (and its present and future Affiliates), for so long as and to the extent any licenses granted under this Agreement remain in effect (i) not to sue Philips and its Affiliates for infringement or misappropriation of any Intellectual Property covering FOSSL Technology in the Licensed Fields, and (ii) not to challenge Philips’ (or its present and future Affiliates’) rights to market, use, or generally exploit FOSSL Technology in the applicable Licensed Fields. This Section 2.3 shall not bar suit against Philips or against any Philips Affiliate by any acquiror of SPE (or any affiliate of such acquiror) by a Change of Control of SPE and based on infringement or misappropriation of any Intellectual Property (a) owned or controlled by such acquiror or its Affiliates immediately before such acquisition or (b) created, developed or reduced to practice after such acquisition and not claiming priority to patents or patent applications included in the FOSSL IP as of the date of such acquisition. For the avoidance of doubt, this Section 2.3 shall only apply to pre-existing intellectual property that is owned or controlled by SPE immediately before a Change of Control of SPE to the extent such intellectual property covers FOSSL Technology in the applicable Licensed Fields; other intellectual property that is owned or controlled by an acquiror or entity controlling SPE after a Change of Control (or their affiliates), and any intellectual property invented, created, developed, acquired, licensed or otherwise controlled by such acquiror or entity (or their affiliates) after such Change of Control of SPE, are not subject to the covenant not to sue of this Section 2.3.

2.4 Acknowledgement Regarding Agreements Among Hansen, Luna and Intuitive and Between Hansen and Philips, and SPE and Hansen. Philips has reviewed the agreements provided by Hansen listed in Exhibit H of the Hansen-Philips Agreement. Based on these agreements, Philips acknowledges as follows: The licenses granted under the Licensed Luna IP, pursuant to Section 2 of this Agreement, to the extent they include (or come to include) sublicenses under patents or Technology of a Third Party, shall be subject to the terms and conditions of the agreement governing the license under which the sublicense is granted. Philips acknowledges and agrees that (a) the Licensed Luna IP was licensed to Hansen pursuant to the Hansen-Luna Agreement; (b) the Hansen-Luna Agreement was transferred to SPE under the SPE-Hansen Agreement; (c) the Licensed Luna IP sublicensed to Philips hereunder is subject to the terms and conditions of the Hansen-Luna Agreement, the Development and Supply Agreement and the Hansen-Philips Agreement; and (d) Philips agrees to comply with the terms and conditions of the Hansen-Luna Agreement and the Development and Supply Agreement as a sublicensee of SPE under the Hansen-Luna Agreement and with the terms and conditions of the Hansen-Philips Agreement. Further, Philips acknowledges and agrees that the rights licensed to Philips hereunder shall be subject to the rights and licenses granted by Hansen to Intuitive pursuant to the Hansen-Intuitive Cross License Agreement, subject to certain limited rights and licenses retained by and/or granted to Luna pursuant to the Hansen-Luna Agreement and the Development and Supply Agreement, and subject to certain rights of Hansen pursuant to the Hansen-Philips Agreement.

Philips agrees to pay to [***] of any [***] (as defined in the Hansen-Luna Agreement, i.e., any payments required to be made to any [***]) due under Section 2.4 of the Hansen-Luna Agreement with respect to any Licensed Luna IP sublicensed hereunder and subject to such

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Section 2.4, provided Philips has confirmed in writing that it wishes to be licensed under the respective third party IP and Philips agrees to cooperate with SPE in connection with the procedures provided for in, and compliance with the terms of, such Section 2.4 for the licenses that Philips has acknowledged. If Philips does not confirm in writing that it wishes to be licensed under the respective third party IP, or if Philips does not pay Philips’ share of such Third Party Payments therefor, such Third Party IP shall be excluded from the Licensed Luna IP for all purposes under this Agreement.

2.5 Clarification Regarding Copyrights. With respect to Technology licensed by SPE to Philips under this Agreement that includes software, works of authorship or copyrighted materials, such licenses shall include the right to copy, modify and make derivative works thereof (and the right to use any ideas, concepts, algorithms and other information contained therein) within the fields and pursuant to the terms and conditions otherwise provided in this Agreement, regardless of when or whether provided or disclosed to Philips. The foregoing shall not be construed to require the delivery or provision of any particular software (or source code), works of authorship or copyrighted materials except to the extent specifically provided in one or more separate written agreements between the Parties.

2.6 Reservation of Rights. Except for the rights and licenses expressly granted to Philips hereunder, SPE retains all right, title and interest in and to, as between the Parties, all of SPE’s right, title and interest in and to the Licensed Luna IP. SPE does not grant to Philips any rights or licenses in or to any patents, Technology or other intellectual property, whether by implication, estoppel, or otherwise, except to the extent expressly provided in this Agreement.

2.7 Philips-Luna Agreement. Based on Philips’ representation to SPE, SPE hereby consents and acknowledges that Philips entered into a springing direct license with Luna for Licensed Luna IP (i.e., a license from Luna to Philips for Licensed Luna IP (of the same scope as the license therefor under this Agreement) which will become effective immediately without any further action by Philips, if and to the extent the Hansen-Luna Agreement is terminated, or if rejected by reason of any bankruptcy, insolvency, or other creditor arrangement or proceeding commenced by or against Hansen or its Affiliates. SPE also consents and acknowledges that Philips may enter into its own development agreements with Luna in the Non-Robotic Medical Devices Field (as defined in the Hansen-Luna Agreement) and the SDOF Medical Robotics Field, and that SPE consents to such agreements, subject to any rights it may have under the Hansen-Luna Agreement and the Development and Supply Agreement, and provided that any agreement by [***] shall not be inconsistent with the [***] agreements with [***] including without limitation Sections [***].

2.8 Services Agreements. The Parties acknowledge that certain of the obligations of the SPE may be performed by Hansen pursuant to that certain Administrative Services Agreement, dated as of February 3, 2011, between the SPE and Hansen, which agreement sets forth that Hansen as a “servicer” may perform certain services for the SPE set forth herein. In consideration of such services performed by Hansen, the SPE shall pay Hansen the actual costs and expenses of such services, plus a service charge. The SPE represents to Philips that the

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terms and conditions of such services agreement are intrinsically fair and reasonable and substantially similar to those that would be available at an arm’s-length basis with third parties.

3.	Payment.

3.1 Initial Payment. At the Closing Philips shall pay to SPE (subject to the terms and conditions of this Agreement) an initial non-refundable, non-creditable payment of [***]. Until such payment is made by Philips, no licenses granted under this Agreement shall be deemed effective. The Parties acknowledge that Philips is required to make a separate initial payment of [***] in consideration of the rights granted with respect to the Licensed Hansen IP and the Purchased Hansen Patents under (and subject to the terms and conditions of) the Hansen-Philips Agreement.

3.2 Product Payments. In further consideration of the rights granted hereunder by SPE to Philips, Philips shall make a royalty payment in the form of a FOSSL Enabled Product Payment to SPE for each calendar year from 2014 to 2020 (or as otherwise shifted for a specific Licensed Field in accordance with the terms of Section 3.2.1) for the [***] FOSSL System ([***]) of any version delivered to, accepted by, and paid for, by Philips’ (or its Affiliates’ or their respective licensees’ or sublicensees’) customers in that respective year and for each unit of FOSSL Systems delivered to and accepted by Philips’ (or its Affiliates’ or their respective licensees’ or sublicensees’) customers in excess of [***] in that respective year. The FOSSL Enabled Product Payment shall be made [***]. For all FOSSL Systems for which a FOSSL Enabled Product Payment is due, the FOSSL Enabled Product Payments made in a given calendar year shall be an amount which is equal to [***] (due within [***] of receiving an invoice for the amount due after the delivery and acceptance of [***] of a FOSSL System in the applicable calendar year when [***]) plus [***] for each delivered and accepted FOSSL System after the total of such deliveries during the applicable calendar year reaches [***]. For the avoidance of doubt, the [***] this Section 3.2 shall [***]. FOSSL Enabled Product Payments shall be subject to the terms and conditions of Sections 3.4, 3.6, 3.9, 3.10, 3.14, and 3.15 of the Hansen-Philips Agreement, mutatis mutandis, to refer to amounts due under this Section 3.2 and with references to Hansen interpreted as references to SPE.

3.2.1 Extension. If any Buy Back Period is extended or tolled pursuant to Section 4.3 and/or Section 4.4 of the Hansen-Philips Agreement, the time period during which FOSSL Enabled Product Payments are due under Section 3.2 shall be extended with respect to that specific Licensed Field for an amount of time equivalent to the amount by which any Buy Back Period is so extended or tolled. For avoidance of doubt, if the Vascular Buy Back Period is extended for six (6) months, the payment period of Section 3.2 would be extended for six (6) months for sales in the Vascular Non-Robotic Field only.

3.3      Naked (Sub)Licenses and Cross Licenses.

3.3.1 If Philips or its Affiliates enters into a Naked License or Naked Sublicense based on the FOSSL IP then Philips shall pay [***] of the Reasonably Perceived Net Value to

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SPE ([***]), if and when that value is realized by Philips or its present or future Affiliates. The “Reasonably Perceived Net Value” ([***]) shall include [***] consideration received by Philips or its present or future Affiliates, as applicable, less, to the extent incurred in connection with [***] costs for licensing out and patent costs and expenses for the FOSSL IP (collectively, “Licensing Out Costs”)). Philips will notify SPE promptly, and in any event within thirty (30) days following the execution of any Naked License or Naked Sublicense, which will include a description of the terms of such license, and will thereafter notify SPE within thirty (30) days of receipt of consideration therefrom, which will include a description and calculation of the Reasonably Perceived Net Value and [***]. If SPE disputes Philips’ Reasonably Perceived Net Value, the Parties may submit the dispute to a neutral Third Party [***] the appropriate Reasonably Perceived Net Value, [***]. Such neutral Third Party shall be any one [***], provided however that it shall not at that time be [***] either Party [***]. Licensing Out Costs applied against such revenue ([***]). The total of Out-Licensing Payments to SPE (under this Agreement) and Hansen (under the Hansen-Philips Agreement) from Philips shall not in any event, for any reason, exceed [***]. Out-Licensing Payments will be due within [***] of receiving an invoice for such payment. With each Out-Licensing Payment, Philips shall provide SPE a written report specifying in reasonable detail the form of underlying revenue received or grant given and the calculation of any applicable exclusions specified in this Section 3.3.

3.3.2 If Philips or its present or future Affiliates enters into a cross-license based on the FOSSL IP, and the FOSSL IP is material to the cross license, then Philips shall pay [***] of the Reasonably Perceived Net Value attributed to the FOSSL IP ([***]). For the avoidance of doubt, Philips will not owe any payment to SPE for cross licenses where the FOSSL IP is included [***]. If SPE disputes Philips’ Reasonably Perceived Net Value, the Parties may submit the dispute to a neutral Third Party [***] the appropriate Reasonably Perceived Net Value, [***]. Such neutral Third Party shall be [***], provided however that it shall not at that time [***] by either Party [***].

3.4 Wiring Instructions. All payments by Philips to SPE under this Agreement shall be made by wire in U.S. Dollars to the account designated by SPE in writing.

3.5 Reporting. Subject to the extensions described in Section 3.2.1 above, within thirty (30) calendar days following [***] through 2020, Philips shall submit to SPE (even in the event that no FOSSL Systems have been manufactured or sold) a Royalty Reporting Form, duly completed by an authorized officer of Philips. Royalty reports shall start with the first calendar quarter after shipment of the first FOSSL System for commercial sale, and end with the reporting period that ends December 31, 2020, subject to the extensions described in Section 3.2.1 above.

3.6 Records. Philips shall (and shall ensure that its Affiliates and their respective licensees and sublicensees, as applicable) maintain complete, true and accurate books of accounts and records reasonably sufficient for the purpose of determining the payments to be made to SPE under this Agreement for at least [***] following the end of the calendar quarter to which they pertain. SPE may at its own expense audit such books of account limited to Philips’ (and its Affiliates’ and their respective licensees’ and sublicensees’) sale of the FOSSL Systems

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and the revenue and Licensing Out Costs described in Section 3.3 at the place where such books are kept, in order to verify Philips’ royalty statements provided for in this Article 3. Any such audit shall be conducted only once per calendar year per set of books, upon at least 21 days prior written notice and by an independent professional auditor reasonably acceptable to Philips and bound by written confidentiality obligations, during normal business hours and in such a manner as not to interfere unduly with normal business activities. A copy of any report made by such auditor shall be delivered to Philips at the same time as such report is delivered to SPE. No audit in respect of any royalty statement shall commence later than [***] from the date of such royalty statement, and only one audit shall be conducted in respect of any such statement, except that if any material errors or discrepancies are uncovered during an audit, more audits shall be allowed until such material uncovered errors or discrepancies are resolved. Any materials created by the audit shall be treated by SPE and Philips as confidential information.

3.7 Reports in General. Philips’ royalty statements and its accounting records shall be final and binding on SPE unless (a) written detailed objection to them is given to Philips by SPE within [***] from the date of the relevant statement and unless any action or proceedings in respect of the same are commenced within twelve months from the date of such written objection, (b) an audit uncovers a material error or discrepancy or (c) such statements and records are the subject of fraud, gross negligence or a breach of this Agreement.

3.8 Confidential Nature of Reports. The Royalty Reporting Forms provided by Philips to SPE under this Article 3 in writing and marked as Confidential shall be treated by SPE as confidential.

3.9 Timing; Late Payments. Together with submission of Philips’ Royalty Reporting Form, subject to Section 3.2, Philips shall pay the corresponding FOSSL Enabled Payment due to SPE hereunder within [***] of receiving an invoice for such payment. Any undisputed amounts not paid when due under this Agreement shall automatically accrue interest from the date when due until actually paid at a rate equal to the sum of [***] plus the prime rate of interest quoted in the Wall Street Journal (West Coast edition) calculated daily on the basis of a 365-day year, or if such edition is unavailable, a similar reputable data source; provided, however, that in no event shall such rate exceed the maximum annual interest rate permitted under applicable law. For the avoidance of doubt, the accrual of interest shall not apply to the initial payment due under this Agreement.

3.10 Taxes. In the event that the governmental authorities of any country imposes any withholding taxes on payments made by Philips to SPE hereunder and requires Philips to withhold such tax from such payments, Philips may reduce the payment due by the amount of such tax. In such event, Philips shall promptly provide SPE with tax receipts issued by the relevant tax authorities and with reasonable assistance in obtaining any credits for, and reductions to or exemptions from, such amounts.

4. Anti-Shelving Provisions. The licenses granted herein are subject to SPE’s rights under Article 4 of the Hansen-Philips Agreement. The Parties acknowledge and agree that SPE has

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certain rights to receive non-exclusive licenses (and potentially exclusive licenses under certain conditions) and to terminate the licenses granted under Article 2 of this Agreement and as set forth in Article 4 of the Hansen-Philips Agreement.

5. Source Code Escrow. In accordance with Section 5 of the Hansen-Philips Agreement, SPE, Hansen, Philips and [***] (or, if [***] is not reasonably available, another reputable software escrow company to be mutually agreed by SPE, Hansen and Philips) shall enter into an escrow agreement governing the deposit and release of the Source Code Materials described in this Section 5 (such agreement, the “Escrow Agreement”). The Escrow Agreement shall also govern the deposit and release of the materials within the definition of “Source Code Materials” as defined in Section 5 of the Hansen-Philips Agreement in accordance with the terms and conditions of such section. During the period commencing on the Closing Date and ending fifteen (15) years thereafter, SPE shall deposit and maintain in escrow all source code within the Licensed Luna IP (and documentation, libraries, tools, utilities and other related materials reasonably necessary for the installation, testing, deployment, operation, modification or use of such software source code) in SPE’s possession and under SPE’s control for software necessary to operate Products within the Licensed Fields and using FOSSL Technology, as imaged on a hard drive (collectively, “Source Code Materials”) with [***] (or, if [***] is not reasonably available, with another reputable software escrow company to be mutually agreed by the Parties).

5.1 During such period, SPE shall periodically update such Source Code Materials with the latest versions thereof in SPE’s possession and under SPE’s control.

5.2 During such period, the Source Code Materials shall be released to Philips in the event of the bankruptcy, liquidation or insolvency of Hansen or an assignment for the benefit of creditors by Hansen, or in the event that Philips requires access to the Source Code Materials to comply with any governmental request. In addition, unless otherwise provided for separately in an agreement between Hansen and Philips, if Philips requests modifications to software licensed hereunder, including without limitation bug fixes or additional functionality requested by Philips, and Hansen refuses to perform the development, maintenance or support of such software requested by Philips at Hansen’s standard rates or other reasonable and customary terms (it being understood that Hansen has no obligation to do so), then SPE shall cause the release of the applicable portion of the software to Philips. Philips shall protect the confidentiality of any source code made available to it hereunder with the same degree of care it uses to protect its own source code and in any event no less than reasonable care.

5.3 All fees and expenses payable to [***] (or such other escrow company, if any) for the establishment and maintenance of such escrow arrangement under the Escrow Agreement shall be borne and paid by Philips.

6. Prosecution, Maintenance, and Enforcement. The rights of each of Philips and SPE to prosecute, maintain and enforce the Licensed Luna Patents shall (solely for ease of reference and convenience) be as set forth in Sections 9.2, 9.4, 9.5, 12.1, 12.2, 12.5, 12.6 and 12.7 of the

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Hansen-Philips Agreement, with references to Hansen in such sections deemed references to SPE, mutatis mutandis.

7.	Representations, Warranties and Covenants

7.1 Upon the reasonable request of Philips, SPE shall use commercially reasonable efforts to enforce the representations and warranties and covenants received by Hansen in the Hansen-Luna Agreement for which Philips presents reasonable evidence of a breach thereof in such notice and which breach would have a material and adverse effect on Philips’ rights hereunder; provided, however, that SPE shall not be obligated to enforce such representations and warranties and covenants to the extent SPE or Hansen reasonably determines it has legitimate concerns that such enforcement will have a significant adverse impact on the other benefits and rights Hansen or SPE receives from Luna under the Hansen-Luna Agreement and/or the Development and Supply Agreement.

7.2 Notwithstanding the foregoing, should any bankruptcy, insolvency or other creditor arrangement or proceedings be commenced by or against Luna (“Luna Proceedings”), the parties acknowledge and agree that SPE shall diligently enforce its rights and remedies under the Hansen-Luna Agreement to the extent such rights are related to those rights and remedies granted to Philips by SPE under the terms of this Agreement, including, but not limited to, those rights arising under Section 365(n) of the Bankruptcy Code. In so doing, SPE shall consult with Philips and consider Philips’ comments therefor in good faith. To the extent the SPE fails to enforce any such rights and remedies, SPE consents to Philips’ participation in such proceedings along with SPE at Philips’ sole cost and expense.

7.3    SPE represents and warrants that, as of the Effective Date:

7.3.1 SPE has the full and unrestricted right and necessary power and authority to execute and deliver this Agreement, grant the rights granted herein and consummate the transactions contemplated hereby.

7.3.2 SPE is in compliance in all material respects with the Hansen-Luna Agreement. SPE is not and to SPE’s knowledge Luna is not in material breach or default under the terms of the Hansen-Luna Agreement, which default would have an adverse effect on Philips’ rights hereunder, and to SPE’s knowledge there exists no event, condition or occurrence which would constitute such a breach or default by SPE, nor has SPE received any notice of any breach or default or alleged breach of default under the Hansen-Luna Agreement. The Hansen-Luna Agreement is not subject to any Third Party lien, charge, security interest or other encumbrance except as may be set forth in the terms and conditions of the Hansen-Luna Agreement. SPE has not waived or allowed to lapse any of its rights under the Hansen-Luna Agreement, and no such rights have lapsed or otherwise expired or been terminated that would have an adverse effect on the rights granted to Philips and its Affiliates hereunder.

7.3.3 The execution and delivery by SPE of this Agreement or any other instrument or document required by this Agreement do not, and the performance of this Agreement, including, without limitation, the granting of licenses granted hereunder, will not, (a) conflict with or violate the organizational documents of SPE, (b) conflict with or violate any law, order or regulation applicable to SPE, or (c) result in any breach or violation of or constitute a material default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge, security interest or encumbrance in favour of any Third Party on any of the property or assets of SPE relating to the Hansen-Luna Agreement or this Agreement.

7.3.4 SPE has not granted any right, license, or interest in, to or under the Licensed Luna IP inconsistent with the rights and licenses granted to Philips in this Agreement.

7.3.5 Where SPE has granted an exclusive license herein, SPE represents and warrants that it has not granted any prior licenses under the Licensed Luna IP, and will not continue to practice within those fields except as expressly set forth herein and in the Hansen-Philips Agreement.

7.3.6 With the exception of the consent listed on Exhibit A, no additional consents of, or notice to, any third party is required for SPE to execute and deliver this Agreement or under the Hansen-Luna Agreement, and neither the enforceability nor any of the terms or provisions of the Hansen-Luna Agreement will be amended or terminated by, the execution, delivery and performance of this Agreement, or the transactions contemplated hereby.

7.3.7 SPE (i) has sufficient capital to carry on its business, (ii) is able to pay its debts as they mature and (iii) is and, after giving effect to the transactions contemplated hereby, will be, solvent, and the value of its assets, at a fair valuation, is and, after giving effect to the transactions contemplated hereby, will be, greater than all of its debts. SPE has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditor, (iii) suffered the appointment of a receiver to take possession of all or any portion of its assets, (iv) suffered the attachment or judicial seizure of all or any portion of its assets, (v) admitted in writing its inability to pay its debts as they come due nor (vi) made an offer of settlement, extension or composition to its creditors generally.

7.3.8 The terms and provisions of this Agreement were negotiated at arm’s length and are fair, reasonable and consistent with existing market conditions. There have been discussions with other potential purchasers/licensees of the FOSSL IP (under the Hansen-Luna Agreement) and, based on those discussions of market conditions, the terms provided for in this Agreement, including price, represent in their totality the most favorable terms available to SPE. The transactions contemplated by this Agreement are not being entered into by SPE with the intention of hindering, delaying or defrauding any of SPE’s current or future creditors.

7.4    SPE Covenants. SPE covenants:

7.4.1 SPE will not amend, modify, or waive the SPE-Hansen Agreement or the Hansen-Luna Agreement in a way that would be inconsistent with any term of this Agreement.

7.4.2 SPE will keep in full force and effect the SPE-Hansen Agreement and the Hansen-Luna Agreement, materially comply with SPE’s obligations under such agreements, and not reduce any of its rights under such agreement in a way that would be inconsistent with any term of this Agreement.

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7.4.3 SPE shall comply with each and every covenant contained in Article 7 of the Limited Liability Company Agreement of ECL7, LLC (as may be amended from time to time).

7.4.4 SPE shall comply with all obligations under the Administrative Services Agreement described in Section 2.8.

7.5    Closing Conditions

7.5.1 Sublicense Agreement. SPE shall execute and deliver to Philips this Agreement and SPE shall have complied with all obligations to be complied with by SPE on or prior to the Closing Date under this Agreement on or prior to the Closing Date.

7.5.2 Security Agreement. SPE shall have executed and delivered to Philips the Security Agreement and SPE shall have complied with all obligations to be complied with by SPE on or prior to the Closing Date under the Security Agreement on or prior to the Closing Date.

7.5.3 IP Security Agreement. SPE shall have executed and delivered to Philips the IP Security Agreement and SPE shall have complied with all obligations to be complied with by SPE on or prior to the Closing Date under the IP Security Agreement on or prior to the Closing Date.

7.6 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7, ANY AND ALL LICENSED LUNA IP, CONFIDENTIAL INFORMATION, TECHNOLOGY AND INTELLECTUAL PROPERTY (AND ANYTHING ELSE) LICENSED, DISCLOSED OR PROVIDED BY EITHER PARTY TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT SHALL BE ON AN “AS IS” BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7, ANY AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY AND ALL WARRANTIES RELATED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ABSENCE OF ERRORS AND/OR BUGS, ACCURACY OR COMPLETENESS OF RESULTS, VALIDITY, SCOPE OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, ARE EXPRESSLY DISCLAIMED.

8.	Reporting

8.1 SPE shall comply with, and support Hansen’s compliance with, all obligations under Article 8 of the Hansen-Philips Agreement. SPE shall comply with the reporting and delivery obligations by making the required reports and delivering the required FOSSL Technology to Philips.

8.2 For the avoidance of doubt, SPE will not object to a designee of Philips attending, the CTO meetings specified in Section 2.3(f) of the Hansen-Luna Agreement; provided, however, that Philips’s right to attend each such meeting shall be subject to the execution of appropriate confidentiality agreements and Luna’s prior written consent (in Luna’s sole discretion) with respect to each meeting.

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9.	Term and Termination

9.1 Term; Effect of Termination. This Agreement is made effective as of the Effective Date and shall remain in force until the expiration date of the last to expire Licensed Patent (the “Term”), unless terminated earlier pursuant to this Section or termination of the Hansen-Luna Agreement, at which time this Agreement shall terminate.

9.2    Termination.

9.2.1 Unless agreed to otherwise in writing in advance by the Parties, the termination of the Hansen-Philips Agreement by a party to such agreement for a particular reason shall automatically and without any action required by the Parties terminate this Agreement as if for the same reason and any elections made with respect to termination by the terminating party under the Hansen-Philips Agreement shall be deemed elections made with respect to termination of this Agreement, mutatis mutandis and with references to Hansen interpreted as references to SPE. By way of non-limiting example, if Philips terminates the Hansen-Philips Agreement pursuant to Section 13.2.1 of the Hansen-Philips Agreement and makes the election specified in Section 13.2.2(ii)(1) of the Hansen-Philips Agreement, Philips shall be deemed to have terminated this Agreement pursuant to Section 9.2.1 and to have made the election specified in Section 9.2.2(ii)(1). Without limiting the foregoing, this Agreement (and with respect to Section 9.2.1(iii), any part of this Agreement relating to the subject matter acquired by the non-practicing entity) may be terminated:

(i) by a Party in the event of a material breach of the Agreement by the other Party which has not been cured within 90 days of notice by the non-breaching Party.

(ii) by Philips, in the event SPE merges with, is purchased by, or is otherwise acquired by a competitor of the relevant business in Philips or if a majority of the SPE shares are acquired by a competitor of the relevant business in Philips.

(iii) by Philips, in the event SPE or the Licensed Luna IP is purchased or otherwise acquired by a non-practicing entity (e.g., a company that acquires patent rights solely for purposes of enforcing rights, and not for making using or selling any products or services). If Philips chooses not to terminate this Agreement pursuant to this Section 9.2.1(iii), Article 6 shall not apply to the non-practicing entity with respect to Sections 12.1, 12.2, 12.5, 12.6 and 12.7 of the Hansen-Philips Agreement, but rather Philips shall control all enforcement of the Licensed Luna Patents in all respects, and shall keep all recovery from any such enforcement.

Such rights of termination shall not be exclusive of any other surviving provisions, remedy or means of redress to which the non-defaulting Party may be lawfully entitled and all such remedies shall be cumulative.

9.2.2    In addition, the following shall apply:

(i) Termination of this Agreement by SPE for any reason other than failure of Philips to make the full payments pursuant to Section 3.1 of this Agreement and Section 3.2 of the Hansen-Philips Agreement shall not result in the termination of any of the licenses

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granted hereunder, but shall entitle SPE to bring a claim for money damages arising from Philips’ uncured material breach.

(ii) In case of termination of this Agreement by Philips, Philips shall have the right to elect by written notice either (1) to terminate all licenses granted by the Parties to each other hereunder, effective from the termination date, and to return all purchased Intellectual Property, Technology, items and licensed rights and materials hereunder to SPE (and such licenses shall terminate and Philips shall comply with its obligations to return the foregoing), with reservation of the right to claim damages arising from the uncured material breach or (2) to maintain all such licenses and transfers of ownership interests in full force and effect subject to the payment obligations in Section 3.2 and Section 3.3, but with reservation of its right to damages arising from the uncured material breach.

(iii) Termination shall not release either Party from any payment or other obligation that has accrued as of the effective date of the termination. Without limiting the generality of the foregoing, each Party shall pay the other, within thirty (30) days after such termination, amounts equal to all reimbursable expenses, patent royalties, milestone payments and other payments of whatever nature which are then owed to such Party hereunder.

(iv) Upon termination of this Agreement by Philips pursuant to Section 9.2.1, if Philips makes the election specified in 9.2.2(ii)(1): (1) all licenses granted by SPE to Philips pursuant to Section 2 shall automatically terminate (2) Philips may, if it deems appropriate as contributing to the mitigation of damages, promptly prepare, execute, deliver, transfer and assign to SPE all regulatory filings and marketing authorizations covering FOSSL Systems (and related Products) for the Licensed Fields, including any rights of reference necessary or appropriate in connection therewith; (3) Philips may, if it deems appropriate as contributing to the mitigation of damages, transfer to SPE all data, materials, results and other information generated by or for Philips in support of regulatory approval for FOSSL Systems (and related Products) for the Licensed Fields prior to the date of such termination; (4) Philips shall cease using and, within thirty (30) days after termination, return (and cause its Affiliates and its and their licensees and sublicensees to cease using and to return) to SPE all SPE Confidential Information provided to Philips by SPE pursuant to this Agreement and marked as such; (5) Philips may, if it deems appropriate as contributing to the mitigation of damages, grant to SPE a nonexclusive, irrevocable, perpetual license (with the right to sublicense through one or multiple tiers) to any and all FOSSL Technology (and any IP therein or thereto) owned or controlled by Philips as of the effective date of such termination and developed, made, created, conceived, reduced to practice (in whole or in part) by or for Philips or its Affiliates or its or their licensees or sublicensees in connection with the exercise of the licenses granted to Philips and its Affiliates hereunder; and (6) Philips automatically shall be deemed to have assigned to SPE all Naked Licenses and Naked Sublicenses (or other sublicenses of FOSSL IP hereunder) existing as of the effective date of termination unless SPE declines such assignment within thirty (30) days of termination.

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(v) Without limiting the foregoing, upon termination by Philips pursuant to Section 9.2.1(ii), the following provisions will terminate immediately upon payment by Philips to SPE or its acquirer of [***]: Section 3.2, (Product Payments, reporting requirements, and certain sections related thereto, e.g., 3.4, 3.6, 3.14 and 3.15 of the Hansen-Philips Agreement); and any Naked Sublicenses (under Section 3.3) granted after the transaction contemplated by Section 9.2.1(ii). For the avoidance of doubt, all Naked Sublicenses existing prior to the transaction contemplated in Section 9.2.1(ii), shall remain in force.

9.2.3 Certain Effects for Termination by SPE. Upon termination of this Agreement by SPE pursuant to Section 9.2 for failure of Philips to make the full payments mentioned in Section 3.1 of this Agreement and Section 3.2 of the Hansen-Philips Agreement (i) Philips acknowledges that no licenses shall have been granted by SPE pursuant to Section 2; and (ii) Philips shall cease using and, within thirty (30) days after termination, return (and cause its Affiliates and its and their licensees and sublicensees to cease using and to return) to SPE all SPE Confidential Information marked as such, provided to Philips by SPE pursuant to this Agreement.

9.3	Survival.

9.3.1 The following Sections shall survive the termination or the expiration of this Agreement for any reason and in all circumstances: 2.6, 2.8, 3.4, 3.6, 3.7, 3.8, 3.9, 3.10, 4, 7.6 and 9 through 18 (excluding Section 18.8).

9.3.2 In addition to the Sections set forth in Section 9.3.1, the following Sections shall survive the termination of this Agreement (a) in the event of termination of this Agreement by SPE for any other cause than failure of Philips to make the full payment mentioned in Section 3.1 or payments due under Section 3.2 and Section 3.3 or (b) in the event of termination of this Agreement by Philips and if Philips makes the election specified in Section 9.2.2(ii)(1): 3.2, 3.3, 3.5, 5, 6, and 8. Further, if the licenses granted by SPE to Philips expressly survive termination of this Agreement as provided for above, then, for the avoidance of doubt, Sections 2.2, 2.4, 2.5 and 2.7 shall also survive together with such rights and licenses.

10.	Indemnification

10.1 By Philips. Philips shall indemnify, defend and hold harmless SPE, its Affiliates and their respective directors, officers, agents and employees (the “SPE Indemnitees”) from and against any and all claims, damages, liabilities, costs, expenses or loss, including reasonable legal expenses and reasonable attorneys’ fees (“Losses”) resulting from or arising out of suits, claims, proceedings or causes of action brought by a Third Party (each, a “Third Party Claim”) against any one or more of the SPE Indemnitees, arising from this Agreement (i) to the extent based on a proven defect of a FOSSL System sold by Philips or its present or future Affiliates or (ii) for bodily injury including pain and suffering, death and tangible property damage arising from this Agreement to the extent based on: (a) the breach by Philips of this Agreement; (b) the negligence or willful misconduct of Philips or its Affiliates, (c) the violation of applicable law by

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Philips Medical Systems or its Affiliates; except to the extent for which SPE is required to indemnify, defend and hold harmless Philips pursuant to Section 10.2; and all limited to the extent the claims are related to this Agreement and connected to FOSSL Technology.

10.2 By SPE. SPE shall indemnify, defend and hold harmless Philips, its Affiliates and their respective directors, officers, agents and employees (the “Philips Indemnitees”) from and against any and all Losses resulting from or arising out of a Third Party Claim against any one or more of the Philips Indemnitees, to the extent based on: (a) the breach by SPE of this Agreement, including without limitation a representation or warranty or covenant contained in Section 7 ; (b) the violation of applicable law by SPE or its Affiliates; or (c) the negligence or willful misconduct of SPE or its Affiliates; except to the extent for which Philips is required to indemnify, defend and hold harmless SPE pursuant to Section 10.1; and all limited to the extent the claims are related to this Agreement and connected to FOSSL Technology.

10.3 Procedures. The Party requesting indemnification (“Indemnitee”) shall give prompt written notice to the Party required to provide indemnification (“Indemnifying Party”) of any Third Party Claim, with respect to which indemnification may be required under this Section 10, provided, however, that failure to give notice shall not impair the obligation of the Indemnifying Party to provide indemnification hereunder except if and to the extent that failure materially impairs the ability of the Indemnifying Party successfully to defend the Third Party Claim. The Indemnifying Party shall be entitled to assume the defense and control of any Third Party Claim at its own cost and expense, but the Indemnitees shall have the right to be represented by its own counsel at its own cost in such matters. The Indemnitees shall provide all reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense of any Third Party Claim hereunder. Neither Party shall settle or dispose of any Third Party Claim in any manner which would adversely impact the rights or interests of the other Party under this Agreement without the other Party’s prior written consent, without limiting the application of the royalty-stacking provisions of Section 3.4 of the Philips-Hansen Agreement.

10.4 Notwithstanding anything in the foregoing, a Party shall not be required to indemnify the other Party for any liability such other Party incurs arising from some act or omission for which such other Party is responsible under applicable law.

11. Bankruptcy. Notwithstanding anything to the contrary in this Agreement, the Parties hereto acknowledge and agree that all rights, privileges, releases, non-assertions, immunities and licenses granted under or pursuant to this Agreement by SPE to Philips and its Affiliates are, and are intended to be, and shall be deemed to be, for purposes of Section 365(n) of title 11 of the United States Code, (as may be amended from time to time, “the Bankruptcy Code”), licenses of rights to intellectual property (including without limitation “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code) and: (a) all reports, drawings, samples, prototypes and other books and records and embodiments of the intellectual property shall be deemed “embodiments” of the intellectual property protected by Section 365 of the Bankruptcy Code hereunder; and (b) any escrow agreements established pursuant to this agreement shall be an “agreement supplementary” to this Agreement for the purposes of Section 365(n) of the Bankruptcy Code. All of the rights of Philips and its Affiliates under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy proceeding in which SPE

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is a debtor. The Parties hereto acknowledge and agree that Philips and its Affiliates, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code or equivalent law, statute, treaty or legislation in any other jurisdiction including, but not limited to, those rights and remedies under Section 365(n) of the Bankruptcy Code. Without limiting the generality of the foregoing, SPE further agrees that, in the event that any proceeding shall be instituted by or against SPE seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of SPE or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for SPE or any substantial part of its property or if SPE shall take any action to authorize any of the foregoing actions (collectively, an “Insolvency Proceeding”), Philips and its Affiliates shall retain all rights, licenses, privileges, releases, non-assertions and immunities granted under or pursuant to this Agreement and their rights to enforce these rights under this Agreement. Without limiting the foregoing, to the maximum extent permitted by law, Philips and its Affiliates shall not be affected by the rejection of this Agreement in any such Insolvency Proceeding (a “Rejection”) and Philips and its Affiliates shall retain all rights and remedies as provided under Section 365(n) of the Bankruptcy Code. Upon any Rejection, SPE and/or any trustee shall be required to turn over the intellectual property subject to this Agreement to Philips upon written request made by Philips to SPE and/or the trustee. Philips shall under no circumstances be required to terminate this Agreement after a Rejection in order to enjoy or acquire any of its rights under this Agreement; provided, however, upon any such Rejection Philips shall have the automatic right to terminate this Agreement. In the event that this Agreement is subject to a Rejection any continuing payments required by Philips hereunder shall be equitably adjusted to reflect the loss of any services or other rights of Phillips and its Affiliates or obligations of SPE or its Affiliates that are terminated as a result of any such Rejection. Notwithstanding anything in this Agreement to the contrary, in the event that SPE files for relief or protection under the Bankruptcy Code, or there is otherwise an Insolvency Proceeding by or against SPE, SPE acknowledges and agrees that each and all of the rights, licenses, privileges, non-assertions and immunities granted to Philips under this Agreement are not assumable by SPE (or a trustee) and are not assignable to a Third Party. Upon any such Insolvency Proceeding by or against SPE, Philips shall be deemed to have made a request for enforcement of all of its rights and licenses pursuant to Section 365(n)(4) of the Bankruptcy Code, without further action by Philips.

12. Confidentiality. Information exchanged under this Agreement shall be subject to the terms and conditions set forth in Section 15 of the Hansen-Philips Agreement, which is incorporated by reference (solely for ease of reference and convenience) with references to Hansen in such section deemed references to SPE, mutatis mutandis.

13. Limitation of Liability. Except for a breach of Section 12 (Confidentiality), neither Party shall be liable to the other Party, its employees, directors, shareholders, agents for any indirect or consequential, incidental, punitive or special, damages (including but not limited to damages for business interruption or for personal injury) arising out of or in connection with this Agreement, even if the other Party has been advised of the possibility of such damages. To the extent either Party is liable to the other Party for any claims arising out of or in connection with this Agreement, such liability shall be limited to the greater of (a) the amounts owed or paid by Philips under Sections 3.1, 3.2, and 3.3 and (b) USD 25 Million.

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14.	Notices.

Any notice required under this Agreement to be sent by either Party shall be given in writing by means of a letter or facsimile directed:

In respect of SPE, to:

ECL7, LLC

800 East Middlefield Road

Mountain View, CA 94043

Attention: Steve Ware

In respect of Philips, to:

Philips Intellectual Property & Standards

P.O. Box 220

5600 AE Eindhoven

The Netherlands

F.a.o. CIPO

Fax no.: + 31 40 27 45267

And also to:

Philips Healthcare

A division of Philips Electronics North America Corp.

3000 Minuteman Road

Andover, MA 01810

USA

Attention: Chief Legal Officer

Fax no. : 978-975-1285

With a copy to, for technical matters and information pursuant to Article 8: Nijs C. van der Vaart, PhD, Senior Director Innovation, BU interventional X ray

Veenpluis 4-6

5684 PB Best

The Netherlands

FAX number: +31 40 27 65657

or such other address as may have been specified in writing by either Party to the other. Notice shall be conclusively deemed to have been duly given (a) when hand delivered to another Party; (b) when sent by facsimile, with receipt confirmation, to the number set forth above if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; or (c) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the applicable Party as set forth above with next business day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

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15.	No Assignment

15.1 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assignable by either Party, in whole or in part to any Third Party, except that either Party may assign or transfer this Agreement, without consent, to (a) a purchaser of all or substantially all of such Party’s assets to which this Agreement relates or (b) a successor to such Party’s business to which this Agreement relates through any merger, consolidation or reorganization; provided in each case that the entity to whom this Agreement is assigned agrees in writing to be bound by the terms and conditions hereof, as well as the conditions and obligations set forth in the Administrative Services Agreement, the Assignment Agreement, the Security Agreement, the IP Security Agreement, and any other applicable agreement.

16. Independent Contractors. The Parties are and intend to remain independent contractors. Nothing in this Agreement shall be construed as an agency, joint venture or partnership between the Parties.

17. Applicable Law and Jurisdiction

17.1 This Agreement shall be governed by and construed in accordance with the laws of New York, without regard or reference to its conflicts of law rules or principles.

17.2 Any dispute between the Parties in connection with this Agreement (including any question regarding its existence, validity or termination) shall be submitted to the competent courts of The State of New York.

18.	Miscellaneous

18.1 Force Majeure. If for reasons of Force Majeure, as hereinafter defined, any Party fails to comply with its obligations hereunder other than the payment of money, such failure shall not constitute breach of contract, provided, however, that such Party shall give the other Party prompt written notice of the failure to perform and the reason therefor and uses its reasonable efforts to limit the resulting delay in its performance. For the purpose of this Section, Force Majeure shall mean acts of God; war; civil commotion; destruction of production facilities or materials; fire, earthquake or storm; labor disturbances or strikes; failure of public utilities or common carriers and any other similar causes beyond the reasonable control of any party.

18.2 Severability. If any of the provisions of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, such finding shall not invalidate the remainder of this Agreement which shall remain in full force and effect as if the provision(s) determined to be invalid or unenforceable had not been a part of this Agreement. In the event of such finding of invalidity or unenforceability, the Parties will endeavor to substitute forthwith the invalid, or unenforceable provision(s) by such effective provision(s) as will most closely correspond with the original intention of the provision(s) so voided.

18.3 Entire Understanding. This Agreement and any attachments hereto constitute a single, integrated written contract expressing the entire agreement of the Parties with respect to the subject matter hereof and shall not be modified, supplemented, or repealed except by a

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writing signed by each of the Parties. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any Party, except as specifically set forth in this Agreement or the Hansen-Philips Agreement. All prior discussions, written communications, agreements and negotiations with respect to the subject matter hereof have been merged and integrated into and are superseded by this Agreement .

18.4 Waiver. No waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement by any other Party shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. Neither the failure nor the delay of either Party to enforce any provision of, or right or remedy under, this Agreement shall constitute a waiver of such provision, right or remedy or of the right of each Party to enforce each and every provision of this Agreement. Any waiver of this Agreement must be in writing.

18.5 Authority; Due Execution. Each Party represents and warrants to the other, that (i) it has full power and authority to enter into this Agreement and any agreements related hereto and, subject to the terms and conditions hereof, this Agreement, when executed, will be a valid and legally binding obligation of such Party according to its provisions; (ii) the execution and performance of this Agreement will not constitute a breach of or an event of default under any agreement, contract, law or regulation to which such Party is or may be bound; and (iii) the execution and performance of this Agreement has been duly authorized by all necessary corporate action.

18.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.7 Headings. The headings and captions used in this Agreement are for convenience only and shall not be considered in construing or interpreting this Agreement.

18.8 Non-Competition. Except for Hansen Products within a Buy Back Field for which SPE obtains rights pursuant to Section 4, during the Term of the Agreement, SPE shall not directly or indirectly develop, manufacture, distribute, sell or market any Hansen Products in the Vascular Non-Robotic Field, the Endoluminal Non-Robotic Field, the Non-Robotic Medical Devices Field (including the Colonoscopy Non-Robotic Field), and the Orthopedics Field. To avoid doubt, the foregoing covenant shall not be read or interpreted to extend to the SDOF Medical Robotics Field and the Medical Robotics Field. The covenant of this Section 18.8 shall not apply to any entity that acquires SPE, by a Change of Control or otherwise, or any other Affiliate of SPE following a Change of Control of SPE or its Affiliates, with respect to any intellectual property rights that such entity owned or otherwise controlled prior to the Change of Control or after such Change of Control (other than the FOSSL IP), or with respect to any activities already done by that entity prior to the Change of Control or after such Change of Control (other than in connection with the FOSSL IP).

18.9 Specific Performance. The rights and remedies of the parties hereto shall be cumulative. The transactions contemplated by this Agreement are unique transactions and any

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failure on the part of any party to complete the transactions contemplated by this Agreement on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause the other parties hereto irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to the parties hereto for a breach or threatened breach of this Agreement, the parties shall be entitled to seek specific performance of this Agreement and seek an injunction restraining any such party from such breach or threatened breach.

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AS WITNESS, the Parties have caused this Agreement to be signed on the date first written above.

FOR SPE:

ECL7, LLC

/s/ Stephan Ware
(signature)
Name: Stephan Ware
Title: President

FOR PHILIPS:

Koninklijke Philips Electronics N.V.

/s/ Ruud Peters
(signature)
Name: Ruud Peters
Title: Chief Intellectual Property Officer

Philips Medical Systems Nederland B.V.

/s/ Bert Van Meurs
(signature)
Name: Bert Van Meurs
Title: Senior Vice President

/s/ John Van Soerland
(signature)
Name: John Van Soerland
Title: Senior Director

[SIGNATURE PAGE TO SUBLICENSE AGREEMENT BETWEEN SPE AND PHILIPS]

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EXHIBIT A

List of Consents

None